Exhibit 23.1

JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle
IRVINE, CALIFORNIA, U.S.A.  92614-6401
 (949) 955-2522. Fax (949)724-3812
jkinross@cox.net
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the amendment of the Registration Statement of Kids Only Market, Inc. on Form S-1 of my Auditors report dated December 13, 2010, relating to the financial statements of Kids Only Market, Inc., for the period ended September 30, 2010.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
February 16, 2011